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                                   EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 333-91476, 333-91065, 333-58607, 333-20739, 33-63629, 33-63221, 33-60448,
33-39762, 33-36708, 33-31685, 33-21068, 33-05616 and Post-Effective Amendment
No. 1 to Registration Statement Nos. 333-49967, 333-45613, 333-42817, 33-01333
and 33-10396 of Commercial Federal Corporation on Form S-8 of our report dated February 6, 2003, except for Note 19, as to which the date is March 24, 2003, and for Note 1, as to which the date is February 13, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for goodwill and other intangible assets and for derivatives and for start-up activities and organizational costs and includes an explanatory paragraph relating to the restatement described in
Note 1), appearing in this Annual Report on Form 10-K/A of Commercial Federal Corporation for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
March 1, 2004